Exhibit 5


                               BATTLE FOWLER LLP
                        A LIMITED LIABILITY PARTNERSHIP
                              75 East 55th Street
                            New York, New York 10022
                                 (212) 856-7000


                                 (212) 339-9150



                               September 30, 1999



Board of Directors
Marvel Enterprises, Inc.
387 Park Avenue South
New York, New York  10016

     Re:       Marvel Enterprises, Inc.
               Offering of Class B Warrants and Underlying Securities Registration Statement on Form S-3, filed September 30, 1999
               ------------------------------------------------------------

Gentlemen:

         We have acted as counsel for Marvel Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-3, and any amendments thereto (the "Registration Statement"), as filed on September 30, 1999 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the registration under the Securities Act of Class B Warrants of the Company ("Class B Warrants"), shares of 8% Cumulative Convertible Exchangeable Preferred Stock, par value $0.01 per share, of the Company that underlie the Class B Warrants (the "Preferred Stock") and shares of Common Stock, par value $0.01 per share, of the Company that underlie the Preferred Stock (the "Common Stock"), all as referred to in the Registration Statement. Capitalized terms used and not defined in this opinion have the meanings ascribed to them in the Registration Statement.

         In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company, including, without limitation, the Company's Restated Certificate of Incorporation and the Company's Amended and Restated Bylaws and certificates of its officers and of public officials, as we have deemed necessary for the purpose of the opinion expressed below.


878856.1

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Board of Directors                                           September 30, 1999


         In addition, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments furnished to us by the Company.

         We are not admitted to the practice of law in any jurisdiction but the State of New York, and we do not express any opinion as to the laws of other states or jurisdictions other than the General Corporation Law of the State of Delaware and the federal law of the United States. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

         Based on the foregoing, we are of the opinion that (i) the Class B Warrants, when issued, will be duly authorized and validly issued; (ii) the shares of Preferred Stock issuable upon exercise of the Class B Warrants, when so issued, will be validly issued, fully paid and nonassessable; and (iii) the shares of Common Stock issuable on conversion of the Preferred Stock, when so issued, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                                Very truly yours,



                                                BATTLE FOWLER LLP

878856.1